PROSPECTUS SUPPLEMENT                          This Prospectus Supplement,
FOR THE PERIOD ENDING                          filed pursuant to Rule 424(b)(3),
SEPTEMBER 30, 1998 TO                          relates to Registration Statement
PROSPECTUS DATED                               No. 33-43724-02 and the
OCTOBER 8, 1991                                Prospectus dated October 8, 1991



                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 15, 1998


                           DISCOVER CARD TRUST 1991 F
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                       0-19752                       Not Applicable
(State of                      (Commission                   (IRS Employer
organization)                  File Number)                  Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                    19720
----------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                                  Page 1 of 15
                         Index to Exhibits is on page 4

Item 5. Other Events

On October 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of September 1998, which is attached as Exhibit 21 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.         Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 F related to the Due Period ending September 30, 1998.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       DISCOVER CARD TRUST 1991 F
                                       (Registrant)

                                       By: DISCOVER RECEIVABLES FINANCING
                                           GROUP, INC.
                                           as originator of the Trust


                                       By: /s/ Richard W. York
                                           -------------------------------------
                                           Richard W. York
                                           Vice President


Date: October 15, 1998

                                  EXHIBIT INDEX

Exhibit No.         Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1991 F related to the Due Period ending September 30, 1998.